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Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint each of Lee A. McIntire, Michael A. Lucki, Margaret B. McLean, or JoAnn Shea as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the U.S. Securities and Exchange Commission, the United Kingdom Financial Services Authority, or securities registration agencies in foreign countries, including but not limited to: Argentina, Brazil, Canada, Hong Kong, India, Ireland, Mexico, Poland, Qatar, Singapore, the United Arab Emirates, and the United Kingdom, for and on such person's behalf, and in any and all capacities,

1.
A Registration Statement on Form S-4, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statements in connection with this Registration Statement pursuant to the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith or foreign jurisdiction equivalent registration statements;

2.
An Annual Report on Form 10-K for the year ended December 31, 2011, any and all amendments (including post-effective amendments) thereto with all exhibits thereto and other documents in connection therewith, or foreign jurisdiction equivalent reports and statements; and

3.
A European Prospectus and any and all amendments thereto with all exhibits and other documents in connection therewith,

granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ LEE A. MCINTIRE Lee A. McIntire	February 9, 2012
/s/ MANUEL ERNESTO AGUIRRE Manuel Ernesto Aguirre	February 9, 2012
/s/ ROBERT W. BAILEY Robert W. Bailey	February 9, 2012
/s/ ROBERT G. CARD Robert G. Card	February 9, 2012
/s/ JERRY D. GEIST Jerry D. Geist	February 9, 2012
/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	February 9, 2012
/s/ MICHAEL A. LUCKI Michael A. Lucki	February 9, 2012
/s/ MICHAEL E. MCKELVY Michael E. McKelvy	February 9, 2012

/s/ GEORGIA R. NELSON Georgia R. Nelson	February 9, 2012
/s/ JACQUELINE C. RAST Jacqueline C. Rast	February 9, 2012
/s/ NANCY R. TUOR Nancy R. Tuor	February 9, 2012
/s/ BARRY L. WILLIAMS Barry L. Williams	February 9, 2012

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  Exhibit 24.1
POWER OF ATTORNEY